UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2023 (June 7, 2023)

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EOG RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9743	47-0684736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Bagby, Sky Lobby 2
Houston, Texas  77002
(Address of principal executive offices) (Zip Code)

713-651-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EOG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EOG RESOURCES, INC.

Item 1.01    Entry into a Material Definitive Agreement.

On June 7, 2023, EOG Resources, Inc. (EOG) entered into a $1.9 billion senior unsecured Revolving Credit Agreement (New Facility) among EOG, JPMorgan Chase Bank, N.A., as administrative agent, the financial institutions as bank parties thereto (Banks) and the other parties thereto.

The New Facility replaces EOG’s $2.0 billion senior unsecured Revolving Credit Agreement, dated as of June 27, 2019, among EOG, JPMorgan Chase Bank, N.A., as administrative agent, the financial institutions as bank parties thereto and the other parties thereto (2019 Facility). The 2019 Facility had a scheduled maturity date of June 27, 2024 and was terminated by EOG (without penalty), effective as of June 7, 2023, in connection with the completion of the New Facility. There were no borrowings or letters of credit outstanding under the 2019 Facility as of the closing of the New Facility and the termination of the 2019 Facility. The 2019 Facility is referenced under Item 9.01 below.

The New Facility has a scheduled maturity date of June 7, 2028 and includes an option for EOG to extend, on up to two occasions, the term for successive one-year periods, subject to, among certain other terms and conditions, the consent of the Banks holding greater than 50% of the commitments then outstanding under the New Facility. The New Facility commits the Banks to provide advances up to an aggregate principal amount of $1.9 billion outstanding at any given time, with an option for EOG to request increases in the aggregate commitments to an amount not to exceed $3.0 billion, subject to certain terms and conditions. The New Facility also includes a swingline subfacility and a letter of credit subfacility.

Advances under the New Facility will accrue interest based, at EOG’s option, on either the Secured Overnight Financing Rate (SOFR) plus an applicable margin, or the Base Rate (as defined in the New Facility) plus an applicable margin. The applicable margin used in connection with interest rates and fees will be based on EOG’s credit rating for its senior unsecured long-term debt at the applicable time.

The New Facility contains representations, warranties, covenants and events of default that EOG believes are customary for investment grade, senior unsecured commercial bank credit agreements, including a financial covenant for the maintenance of a ratio of Total Debt to Total Capitalization (as such terms are defined in the New Facility) of no greater than 65%.

The foregoing description of the New Facility does not purport to be complete and is qualified in its entirety by reference to the New Facility, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 1.02    Termination of a Material Definitive Agreement.

The information set forth above under Item 1.01 is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)    The information set forth above under Item 1.01 is incorporated herein by reference. As of the date hereof, no borrowings have been made under the New Facility by EOG.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

10.1	-	Revolving Credit Agreement, dated as of June 7, 2023, among EOG, JPMorgan Chase Bank, N.A., as Administrative Agent, the financial institutions as bank parties thereto, and the other parties thereto.

10.2	-
Revolving Credit Agreement, dated as of June 27, 2019, among EOG, JPMorgan Chase Bank, N.A., as Administrative Agent, the financial institutions as bank parties thereto, and the other parties thereto (incorporated by reference to Exhibit 10.1 to EOG's Current Report on Form 8-K, filed July 2, 2019).

104	-	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOG RESOURCES, INC. (Registrant)

Date: June 12, 2023	By:	/s/ TIMOTHY K. DRIGGERS Timothy K. Driggers Executive Vice President and Chief Financial Officer (Principal Financial Officer and Duly Authorized Officer)

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